Exhibit 32

                                 CERTIFICATIONS
                                 OF CEO AND CFO
                        PURSUANT TO18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of AFG Enterprises, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), Erich Spangenberg, as Chief Executive Officer of the Company, and William P. Stelt, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


April 15, 2005

                                  By:   /s/ Erich Spangenberg
                                        ---------------------
                                        Erich Spangenberg, CEO


                                  By:   /s/ William P. Stelt
                                        --------------------
                                        William P. Stelt, CFO